Exhibit 99.1

FOR IMMEDIATE RELEASE

Ibere Pharmaceuticals Announces Redemption of Public Shares and

Subsequent Dissolution

PHILADELPHIA, February 15, 2023 /PRNewswire/ — Ibere Pharmaceuticals (the “Company”) today announced that it will redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), effective as of the close of business on March 2, 2023, as the Company will not consummate an initial business combination on or prior to March 2, 2023.

Pursuant to the Amended and Restated Memorandum and Articles of Association (the “Articles”), in the event that either the Company does not consummate a business combination by twenty-four months after the closing of the Company’s initial public offering (the “IPO”), or such later time as the members of the Company may approve in accordance with the Articles or a resolution of the Company’s members is passed pursuant to the Companies Act (as amended) of the Cayman Islands to commence the voluntary liquidation of the Company prior to the consummation of a business combination for any reason, the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust fund, including interest earned on the trust fund and not previously released to the Company to pay income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish public members’ rights as members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining members and the directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.17.

The Public Shares will cease trading as of the close of business on March 1, 2023. As of the close of business on March 2, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the Public Shares upon delivery of their shares or units. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will be terminated. The Company’s initial shareholders have waived their redemption rights with respect to its outstanding common stock issued before the IPO.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

Media Contacts

Jonathan Keehner / Kate Thompson / Tanner Kaufman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449